UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 12, 2020

DAILY JOURNAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

SOUTH CAROLINA

(State or Other Jurisdiction of Incorporation)

0-14665	95-413329
(Commission File Number)	(IRS Employer Identification No.)

915 E. First Street Los Angeles, CA	90012
(Address of Principal Executive Offices)	(Zip Code)

(213) 229-5300

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	DJCO	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07             Submission of Matters to a Vote of Security Holders

On February 12, 2020, Daily Journal Corporation (the “Company”) held its 2020 Annual Meeting of Shareholders. A total of 1,198,911 shares were represented in person or by valid proxy, and the final results for each proposal voted on at the meeting are set forth below:

Election of Directors. The Company’s shareholders elected six directors to serve until the next annual meeting of shareholders and the election of their successors. The number of votes cast for each of the directors is set forth below. There were 409,854 broker non-votes.

	For	Withhold Authority
Charles T. Munger	758,269	30,788
J.P. Guerin	736,849	52,208
Gerald L. Salzman	731,878	57,179
Peter D. Kaufman	747,809	41,248
Gary L. Wilcox	749,356	39,701
Mary Conlin	750,194	38,863

Ratification of Independent Accountants. The Company’s shareholders ratified the appointment of Squar Milner LLP as the Company’s independent registered public accounting firm for the current fiscal year. The vote totals were 1,198,798 FOR and 92 AGAINST, with 21 ABSTENTIONS.

Amendment to the Company’s Articles of Incorporation. The Company’s shareholders approved the amendment to the Company’s Articles of Incorporation to adopt a majority vote standard for uncontested elections to the Board of Directors. The vote totals were 788,436 FOR and 281 AGAINST, with 340 ABSTENTIONS. There were 409,854 broker non-votes.

Advisory Vote on the Company’s Executive Compensation. The Company’s shareholders voted in favor of a resolution approving the Company’s executive compensation. The vote totals were 774,369 FOR and 779 AGAINST, with 13,909 ABSTENTIONS. There were 409,854 broker non-votes

[SIGNATURE PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAILY JOURNAL CORPORATION

By: /s/ Gerald L. Salzman

Gerald L. Salzman

Chief Executive Officer

President

Chief Financial Officer

Treasurer

Dated: February 13, 2020